UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	16/F Two Grand Gateway 3 Hongqiao Road Shanghai 200030 People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last   report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2017, the board of directors (the “Board”) of Yum China Holdings, Inc. (the “Company”) appointed Xueling Lu as Controller and Principal Accounting Officer of the Company, effective January 1, 2018.

Ms. Lu, age 44, previously served as Senior Director, Finance of the Company, a position she held since she joined the Company in November 2016. Prior to joining the Company, Ms. Lu was the Asia Pacific Controller of Lear Corporation from 2013 to 2016. Before joining Lear Corporation, Ms. Lu spent 10 years in public accounting with Ernst & Young, specializing in audits and initial public offerings of companies listed in the U.S., SEC reporting and Sarbanes-Oxley compliance. Ms. Lu is a certified public accountant in California and a member of the American Institute of Certified Public Accountants.

On December 18, 2017, in connection with the appointment, the Company entered into a letter of understanding with Ms. Lu. Pursuant to the letter of understanding, Ms. Lu will receive an annual base salary of RMB 1,800,000 and an annual performance-based cash bonus at a target bonus rate of 40% of her annual base salary. Pursuant to the Company’s long-term incentive program, Ms. Lu will be eligible to receive stock appreciation rights (“SARs”) with an annual target grant of $300,000 in face value. The SARs will have a ten-year term and vest in equal annual installments on each of the first four anniversaries of the date of grant, subject to Ms. Lu’s continued employment through the applicable vesting date. In addition, in February 2018, Ms. Lu will be awarded a one-time restricted stock unit (“RSU”) grant with an economic value of $100,000. The RSUs cliff vest on the third anniversary of the date of grant, subject to Ms. Lu’s continued employment through the vesting date. Ms. Lu is also eligible to participate in the Company’s other benefit programs on the same basis as the Company’s other officers. Also in connection with her appointment, Ms. Lu agreed to a non-solicitation covenant for a period of one year following the termination of her employment with the Company.

As a result of the appointment of Ms. Lu as the Company’s Controller and Principal Accounting Officer, Jacky Lo, the Company’s Chief Financial Officer and Treasurer, will no longer be serving as the Company’s Controller and Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

By:	/s/ Shella Ng
Name:	Shella Ng
Title:	Chief Legal Officer and Corporate Secretary

  Date: December 18, 2017

3